UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2015, Carl T. Berquist, Executive Vice President and Chief Financial Officer of Marriott International, Inc. (“Marriott”), announced his intent to resign from the position of Chief Financial Officer of Marriott, effective December 31, 2015. Mr. Berquist intends to continue to work for Marriott through March 2016 to assist in the transition of his function to his successor.

On December 3, 2015, the Board of Directors (the “Board”) of Marriott, upon recommendation of the Chairman of the Board and the President and Chief Executive Officer, appointed Kathleen K. Oberg as Executive Vice President and Chief Financial Officer of Marriott, effective January 1, 2016. Ms. Oberg, age 55, currently serves as the Chief Financial Officer for The Ritz-Carlton Hotel Company, L.L.C., an operator of luxury hotels and resorts worldwide, and a subsidiary of Marriott. Prior to her current role, which she has held since 2013, she served as Marriott’s Senior Vice President, Corporate and Development Finance from 2008 to 2013, leading a team providing a broad range of corporate finance and valuation support to senior management. Ms. Oberg was a key member of the leadership team that structured and executed the spin-off of Marriott’s timeshare business in 2011. From 2006 to 2008, she served as Senior Vice President, International Project Finance and Asset Management for Europe, the Middle East and Africa and served as the region’s senior finance executive. Ms. Oberg originally joined Marriott in 1999 in Investor Relations and served as one of the company’s primary contacts with institutional investors and analysts. In 2004, she was promoted to Vice President of Project Finance and served in this role for two years before moving to London. Ms. Oberg has also held numerous financial leadership positions with such organizations as Sodexo (previously Sodexho Marriott Services), Sallie Mae, Goldman Sachs and Chase Manhattan Bank. She earned her Bachelor of Science in Finance/Management Information Systems from the University of Virginia, McIntyre School of Business and received her MBA from Stanford University Graduate School of Business.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished with this report:

A copy of the press release announcing the resignation of Mr. Berquist and the appointment of Ms. Oberg is furnished as Exhibit 99.1.

Exhibit 99.1	– Press release issued on December 7, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: December 7, 2015	By:	/s/ Bancroft S. Gordon
Bancroft S. Gordon
Vice President, Senior Counsel and Corporate Secretary